UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 27, 2005

Microsoft Corporation

(Exact Name of Registrant as Specified in Its Charter)

Washington	0-14278	91-1144442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Microsoft Way, Redmond, Washington	98052-6399
(Address of Principal Executive Offices)	(Zip Code)

(425) 882-8080

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Attached as an exhibit to this report are the following materials from Microsoft Corporation’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2004, formatted in XBRL (Extensible Business Reporting Language): (i) the information contained in Item 1 (a)-(e) and Items 2, 3 and 4 of Part I—Financial Information, and (ii) the information contained in Items 1, 2 and 4 of Part II—Other Information. These materials are presented for illustration purposes only. These are not the official publicly filed financial statements of Microsoft Corporation. No representation is made that the information presented is accurate or complete, and they are not to be used for investment purposes.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report of Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSOFT CORPORATION
(Registrant)

Date: February 4, 2005	/s/ BRADFORD L. SMITH
Bradford L. Smith Senior Vice President, General Counsel and Secretary

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INDEX TO EXHIBITS

Exhibit No.	Description
99.1	The following materials from Microsoft Corporation’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2004, formatted in XBRL (Extensible Business Reporting Language): (i) the information contained in Item 1 (a)-(e) and Items 2, 3 and 4 of Part I—Financial Information, and (ii) the information contained in Items 1, 2 and 4 of Part II—Other Information.

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